UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) August 13, 2012


                                  WINECOM INC.
             (Exact name of registrant as specified in its charter)

          Nevada                     000-54221                   26-2944840
(State or other jurisdiction        (Commission                 (IRS Employer
     of incorporation)              File Number)             Identification No.)

  1222 SE 47th Street, Cape Coral, FL                              33904
(Address of principal executive offices)                         (Zip Code)

                                 (239) 699-9082
              (Registrant's telephone number, including area code)

                        2 Duchifat Street, Kibbutz Dovrat
                         D.N Emek Yezreel Israel, 19325
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS

Effective August 13, 2012, Mordechay David resigned as president and Shamir Benita resigned as secretary and treasurer of our company. Mr. David and Mr.
Benita will remain as members to our company's board of directors. Their resignations were not the result of any disagreements with our company regarding our operations, policies, practices or otherwise.

Concurrently with Mr. David's and Mr. Benita's resignation, we appointed Bruce Harmon, as chief executive officer, secretary, chief financial officer and treasurer of our company, effective August 13, 2012. We also increased the number of directors on the company's board of directors to three (3) and appointed Mr. Harmon to fill the ensuing vacancy.

BRUCE HARMON

Mr. Harmon has extensive experience with Fortune 500 and startup companies. From 2005 to 2008, he was the chief financial officer and director of Accelerated Building Concepts Corporation (ABCC.OB), a construction company located in Orlando, Florida. He also served as the chief financial officer and director of Alternative Construction Technologies, Inc. (ACCY.OB), a manufacturer located in Melbourne, Florida. As the chief financial officer and director, he was responsible to oversee both companies' finances and develop business strategies.

From 2006 to 2008, he was a chief financial officer and director of Organa Technologies Group, Inc. (OGTG.PK), a technology company located in Melbourne, Florida and was an interim chief financial officer and director of Winwheel Bullion, Inc. (WWBU.OB), a public shell, located in Newport Beach, California, from 2009 to 2011. As a chief financial officer and director to these companies, he was responsible for the financial aspects of the companies and the respective SEC matters.

Mr. Harmon was appointed as chief financial officer in August 2009, as director in November 2009, and as chairman in December 2011 of eLayaway, Inc. (ELAY.OB), a company that allows customers to purchase products and services online through manageable monthly payments. His duty as a chief financial officer include all financial aspects including the procurement of capital.

Currently, Mr. Harmon owns and operates Lakeport Business Services, Inc. and serves as a corporate consultant to various companies. Under Lakeport Business Services, Inc., he serves as a chief financial officer of Omni Ventures, Inc. (OMVE.OB) and assists the company in its strategic long-term planning.

He holds a B.S. degree in Accounting from Missouri State University and currently resides in Cape Coral, Florida.

We appointed Mr. Harmon as an officer and director of our company because of his experience and success with startup companies.

There have been no other transactions since the beginning of its last fiscal year or any currently proposed transaction, in which the Registrant was or is to be a participant and the amount involved exceeds $120,000, and in which Mr. Harmon had or will have a direct or indirect material interest which would be required to be reported herein. There are no family relationships among our directors or executive officers.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WINECOM INC.


/s/ Bruce Harmon
-----------------------------------------
Bruce Harmon
Chief Executive Officer and Director
Date: August 13, 2012

                                       3